Exhibit 10.53



                        FIRST AMENDMENT dated as of December 15, 2000 to
            the Credit Agreement dated as of September 28, 2000 (the "Credit Agreement") among CoreComm Limited (the "Parent"), CoreComm Holdco, Inc. ("CCI"), CoreComm Communications, Inc. (the "Borrower"), the Lenders party hereto, and The Chase Manhattan Bank, as Administrative Agent and Collateral Agent.

            WHEREAS, the Parent, CCI and the Borrower have requested that the Lenders (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in the Credit Agreement as proposed to be amended hereby) approve amendments to certain provisions of the Credit Agreement;

            WHEREAS, the undersigned Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments to the Credit Agreement;

            NOW, THEREFORE, in consideration of these premises, the Borrowers and the undersigned Lenders hereby agree as follows:

            Section 1. Amendments. Effective as of the Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

            (a) The following definitions are inserted in appropriate alphabetical positions in Section 1.01:

                        "Additional New Financing Condition" means the
            condition that (a) CCI shall have received an additional $1,000,000 in cash proceeds from the issuance of New Convertible Notes after the Amendment Effective Date, (b) shall have contributed the cash proceeds thereof to the common equity of the Borrower and (c) such New Convertible Notes meet all the requirements of clauses (ii) and (iii) of the definition of "New Financing Condition".

                        "Amendment Effective Date" has the meaning assigned
            to such term in the First Amendment dated December 15, 2000 to this Agreement.

                        "New Equity Proceeds" means the excess of the
            aggregate cumulative amount of Equity Proceeds received after the Effective Date over $50,000,000.

                        "New Convertible Notes" means CCI's senior
            unsecured convertible notes in the principal amount of $16,100,000, $15,100,000 of which were originally issued on December 15, 2000.

                        "New Financing Condition" means the condition that
            (i) CCI shall have received at least $15,100,000 in cash proceeds from the issuance of New Convertible Notes and shall have contributed the cash proceeds thereof to the common equity of the Borrower, (ii) the New Convertible Notes (A) shall constitute Permitted Parent Indebtedness, (B) shall not be Guaranteed by the Borrower or any other Restricted Subsidiary and (C) shall require no cash interest payments at any time and
            (iii) all of the Parent's and CCI's obligations in respect of the New Convertible Notes shall be subordinated to the Parent's and CCI's obligations under the Guarantee Agreement pursuant to terms satisfactory to the Administrative Agent.

            (b) The definition of "Contributed Capital" in Section 1.01 is amended by inserting the words ", plus (e) the cash proceeds of the New Convertible Notes contributed to the common equity of the Borrower" immediately preceding the period at the end of such definition

            (c) The definition of "Conversion Proceeds" in Section 1.01 is amended by inserting the words "(other than New Convertible Notes)" immediately following the words "any convertible debt securities" in such definition.

            (d) The definition of "Designated Equity Proceeds Use" in
Section 1.01 is amended by inserting the word "New" immediately preceding the words "Equity Proceeds" in such definition.

            (e) The definition of "Excess Capital" in Section 1.01 is amended by inserting the word "New" immediately preceding the words "Equity Proceeds" in such definition.

            (f) The definition of "Permitted Parent Indebtedness" in
Section 1.01 is amended and restated in its entirety as follows:

                        "Permitted Parent Indebtedness" means unsecured
            senior or subordinated Indebtedness of the Parent or CCI that
            (a) is not Guaranteed by the Borrower or any Restricted Subsidiary (other than CCI), (b) does not mature or amortize or require any payment of principal, and is not subject to any sinking fund requirement, prior to March 22, 2009 (other than pursuant to a prepayment obligation), (c) is not convertible into or exchangeable into any Indebtedness or Equity Interests other than a Permitted Parent Financing, provided however that, the New Convertible Notes may be convertible into Equity Interests in a Subsidiary so long as (i) if such Subsidiary is a Restricted Subsidiary, (A) the holders of such resulting Equity Interests enter into a consent agreement reasonably satisfactory to the Collateral Agent in which such holders acknowledge and consent to such Subsidiary's Guarantee of the Indebtedness hereunder and its grant of security interests under the Loan Documents to secure the Obligations and (B) the Required Lenders consent thereto and the terms of this Agreement (including, without limitation, the Financial Covenants and the definitions applicable thereto) are amended to account for the existence of minority equity interests held by non-Loan Parties in such Subsidiary, (ii) if such Subsidiary is an Unrestricted Subsidiary, the Required Lenders shall otherwise consent if any related transactions with respect to such Subsidiary are not permitted pursuant to this Agreement or the other Loan Documents and (iii) the requisite lenders under the Senior Unsecured Facility shall also consent thereto (if necessary pursuant to the terms of the commitment under, or the definitive documentation for, such facility), (d) either requires no cash interest payments or provides for a pre-funded cash interest reserve sufficient to cover all interest payments, in each case for the period of three years commencing on the Effective Date, and (e) in the case of subordinated debt, contains subordination terms reasonably satisfactory to the Administrative Agent.

            (g) The definition of "Total Debt" in Section 1.01 is amended by inserting the words "and the New Convertible Notes" after the words "Senior Unsecured Facility" in the parenthetical phrase in such definition.

            (h) Section 2.01 is amended by deleting the figure
"$75,000,000" in the proviso to the first sentence therein and substituting in lieu thereof the figure "$91,100,000".

            (i) Section 2.04(b) is amended by deleting the figure
"$75,000,000" in clause (iii) of the final sentence therein and substituting in lieu thereof the figure "$91,100,000".

            (j) Section 4.02 (c) is amended by deleting the figure "$75,000,000" therein and substituting in lieu thereof the figure
"$91,100,000".

            (k) Section 5.01 is amended by deleting the word "and" at the end of clause (f) thereof, deleting the period at the end of clause (g) thereof and substituting in lieu thereof a semicolon and inserting the following new clauses (h) and (i) immediately following clause (g) which shall read as follows:

(i) as soon as they are prepared and in no event any later than the 45th day (or, in the case of calendar months ending on or after July 31, 2001, the 30th day) after the end of each calendar month ending before the later of (x) the date New Equity Proceeds are first received and (y) the General Syndication Date, unaudited (i) consolidated statements of income of the Parent and the Restricted Subsidiaries for such month and the then-elapsed portion of the fiscal year to the end of such month, prepared in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, certified by one of its Financial Officers and (ii) status reports on the development of the Borrower's telecommunications network infrastructure, including a schedule of planned and actual capital expenditures and a report of year-to-date compliance with the annual budget for the fiscal year in which such month occurs, in each case prepared by a Financial Officer of the Borrower or the Parent; and

(ii) within 15 days after the end of each calendar month ending before the later of (x) the date New Equity Proceeds are first received and (y) the General Syndication Date, an estimated consolidated cash general ledger balance of the Parent, the Borrower and the Restricted Subsidiaries as of the end of such month, subject to certain adjustments to reconcile such ledger balance with bank statement balances.

            (l) Section 6.06(e) is amended by inserting the word "New" immediately preceding the words "Equity Proceeds" in such Section.

            (m) Section 6.06(1) is amended and restated in its entirety to read as follows:

(i) other Investments in Unrestricted Subsidiaries, Restricted Subsidiaries that are not Loan Parties or other
      Persons, in each case made after the General
      Syndication Date, in an aggregate amount, together with Investments in such entities permitted by clauses (d) or (g) at this Section 6.06, at any time outstanding not to exceed $5,000,000 plus New Equity Proceeds and Conversion Proceeds received after the date hereof and within 90 days of the date such other Investment is made and not applied to any other Designated Equity Proceeds Use; and

            (n) Section 6.09(a) is amended by (i) inserting the word "New" immediately preceding the words "Equity Proceeds" in clause (iii)(A) of such Section and (ii) inserting the words "and made after the General Syndication Date" immediately after the words "Conversion Proceeds" in clause (iii)(B) of such Section.

            (o) Article VII is amended by deleting the word "or" immediately after the semicolon at the end of clause (n) to such Article, inserting the word "or" after the semicolon at the end of clause (o) to such Article and inserting a new clause (p) immediately following clause
(o) to such Article which shall read as follows:

(i) the Additional New Financing Condition shall not have been satisfied on or prior to December 22, 2000 and shall continue to remain unsatisfied for a period of 15 days after notice thereof from the Administrative Agent to the Borrower;

            Section 2. Representations and Warranties. Each of the Parent, CCI and the Borrower represents and warrants to each of the Lenders that, after giving effect to the amendments contemplated hereby, (a) the representations and warranties of such Person set forth in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of the earlier date) and (b) no Default has occurred and is continuing.

            Section 3. Effectiveness. This Amendment shall become effective as of the date (the "Amendment Effective Date") when the following conditions shall have been satisfied:

            (a) The Administrative Agent (or its counsel) shall have received copies hereof that, when taken together, bear the signatures of the Parent, CCI, the Borrower and the Required Lenders.

            (b) The New Financing Condition shall have been satisfied.

            (c) The Administrative Agent shall have received a certificate of the President, a Vice President or a Financial Officer of the Parent, confirming compliance as of the Amendment Effective Date with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement and paragraph (b) of this Section 3.

            (d) The amendment dated as of December [ ], 2000 to the commitment letter for the Senior Unsecured Facility shall have been executed and delivered by CCI.

            (e) The Administrative Agent and the Lenders shall have received all fees, expenses and other consideration presented for payment on or before the date hereof.

            Section 4. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            Section 5. No Other Amendments. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

            Section 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

            Section 7. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.


            IN WITNESS WHEREOF, the Borrower, the Parent and CCI and the undersigned Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                                     CORECOMM COMMUNICATIONS, INC.,


                                     By /s/ Richard J. Lubasch
                                        -------------------------
                                     Name:  Richard J. Lubasch
                                     Title: Senior Vice President


                                     CORECOMM LIMITED


                                     By  /s/ Richard J. Lubasch
                                         -------------------------
                                     Name:  Richard J. Lubasch
                                     Title: Senior Vice President


                                     CORECOMM HOLDCO, INC.


                                     By /s/ Richard J. Lubasch
                                        -------------------------
                                     Name:  Richard J. Lubasch
                                     Title: Senior Vice President


                                     THE CHASE MANHATTAN BANK,
                                     Individually and as Agent,


                                     By /s/ William E. Rottino
                                        -------------------------
                                     Name:  William E. Rottino
                                     Title: Vice President